As filed with the Securities and Exchange Commission on September 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SanDisk Corporation

(Exact name of Registrant as specified in its charter)

Delaware	77-0191793
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

140 Caspian Court

Sunnyvale, California 94089

(408) 542-0500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles Van Orden, Esq.

Vice President, General Counsel and Secretary

SanDisk Corporation

140 Caspian Court

Sunnyvale, California 94089

(408) 542-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy R. Curry, Esq. O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, California 94025 (650) 473-2600	Kevin P. Kennedy, Esq. Simpson, Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-107088

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Amount (1)	Amount of Registration Fee (2)

Common Stock, par value $0.001 per share	$100,000,000	$8,090.00

Preferred Stock Purchase Rights (3)

(1)	The Registrant previously registered Common Stock with a maximum offering price of $500,000,000 on a Registration Statement on Form S-3 (File No. 333-107088), which was declared effective on August 11, 2003.
(2)	Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering amount.
(3)	Each share of Common Stock includes one right to purchase one one-hundredth of a share of Registrant’s Series A Junior Participating Preferred Stock, as described under “Description of Capital Stock.” The value attributable to such stock purchase rights, if any, is reflected in the market price of the Common Stock.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-3 (File No. 333-107088), as amended, which was declared effective by the Securities and Exchange Commission on August 11, 2003. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated in their entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on this 16th day of September, 2003.

SANDISK CORPORATION

By:	/s/ MICHAEL GRAY
Michael Gray Chief Financial Officer and Sr. Vice President, Finance and Administration (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Dr. Eli Harari	President, Chief Executive Officer and Director (Principal Executive Officer)	September 16, 2003

/s/ MICHAEL GRAY Michael Gray	Chief Financial Officer and Sr. Vice President, Finance and Administration (Principal Financial and Accounting Officer)	September 16, 2003

* Irwin Federman	Chairman of the Board, Director	September 16, 2003

* Judy Bruner	Director	September 16, 2003

Michael Marks	Director

* Dr. James D. Meindl	Director	September 16, 2003

* Alan F. Shugart	Director	September 16, 2003

*By:	/s/ MICHAEL GRAY
Michael Gray Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of Independent Auditors

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)